Exhibit 10(g)

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of the date set forth below, by and between Southern Union Company (the “Company”) and the person (“Indemnitee”) listed on the signature page hereof.

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company.

WHEREAS, the Bylaws of the Company (the “Governing Document”) provides current and former directors and officers of the Company certain rights to indemnification and advancement of expenses.

WHEREAS, Indemnitee wishes to ensure that the rights to indemnification and advancement of expenses to which Indemnitee is currently entitled under the Governing Document will not be eliminated, diminished or otherwise adversely affected without Indemnitee’s consent.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent provided in, and on the terms and conditions set forth in, the Governing Document as in effect on the date this Agreement is executed by Indemnitee and the Company, so that such contractual obligations shall not be adversely affected by subsequent amendments to the Governing Document.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company.  Indemnitee agrees to serve the Company [as a member of the Board of Directors of the Company (the “Board”)] [in the office listed below his or her name on the signature page hereof (the “Office”)]. Indemnitee may at any time and for any reason resign from [the Board] [such Office (subject to any other contractual obligation or any obligation imposed by operation of law)], in which event the Company shall have no obligation under this Agreement to continue Indemnitee [as a member of the Board] [in such Office]. This Agreement shall not be deemed an employment contract between Indemnitee and the Company (or any other entity of which Indemnitee is or was serving in any capacity at the request of the Company). The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve [as a member of the Board] [in the Office].

Section 2. Right to Indemnification and Advancement of Expenses.  Indemnitee shall be indemnified and advanced expenses to the fullest extent provided in, and upon the terms and conditions set forth in, Article XI of the Governing Document as such Article is in effect as of the date of this Agreement, and such Article is hereby incorporated into this Agreement by reference thereto.  In addition to the foregoing provision, in the event the Governing Document is amended following the date of this Agreement to increase or otherwise enhance the rights of any current or former director or officer of the Company to indemnification or advancement of expenses, Indemnitee shall be entitled to such increased or enhanced rights to the same extent as such current or former director or officer.  For the avoidance of doubt, in the event the Governing Document is amended following the date of this Agreement to decrease or otherwise limit the rights of any indemnification or advancement of expenses for a current or former director or officer of the Company, Indemnitee shall continue to be entitled to the same indemnification and advancement rights as Indemnitee is entitled to under this Agreement on the date of this Agreement.

In any suit brought by the Indemnitee to enforce a right to indemnification provided for under Article XI of the Governing Document or this Agreement or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under Article XI of the Governing Document, this Agreement or otherwise shall be on the Company.

Section 3. Non-exclusivity; Survival of Rights.  The rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation of the Company, the Bylaws of the Company, any agreement, a vote of stockholders or a resolution of directors, or otherwise.

Section 4. Amendment and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 5. Applicable Law and Forum Selection.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum. The Company appoints, to the extent it is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware, as such party’s agent for acceptance of legal process in connection with any action or proceeding against the Company arising out of or in connection with this Agreement with the same legal force and validity as if served upon the Company personally within the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year set forth below.

SOUTHERN UNION COMPANY

By:  /s/ ROBERT M. KERRIGAN, III
Robert M. Kerrigan, III Vice President- Assistant General Counsel & Secretary

INDEMNITEE

By:  ________________________

[Director] [Officer]

DATE: ___________